UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 9, 2019

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PJC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 9, 2019, Piper Jaffray Companies, a Delaware corporation (the “Company”) entered into an Agreement and Plans of Merger with SOP Holdings, LLC, a Delaware limited liability company and certain of its subsidiaries, including Sandler O’Neill & Partners L.P., a Delaware limited partnership (collectively, “Sandler O’Neill”), and the other parties thereto (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will acquire one hundred percent of the outstanding ownership interests of Sandler O’Neill (the “Transaction”), for an aggregate purchase price of $485 million (the “Consideration”), subject to adjustment in the event that the tangible book value of Sandler O’Neill at the closing of the Transaction (the “Closing”) is less than $100 million or if certain partner employees of Sandler O’Neill are no longer employed at the Closing.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Consideration will consist of $350 million in cash to be paid to the equity holders of Sandler O’Neill and $135 million in restricted consideration to be paid to the employee partners of Sandler O’Neill, primarily in the form of restricted shares of the Company’s common stock (“Equity Consideration”), subject to the terms and conditions of the restricted stock agreements to be entered into between the Company and each employee partner receiving the Equity Consideration. In addition to the Consideration, the Company has agreed to implement a retention program with an aggregate retention pool of $115 million payable in restricted consideration (generally restricted shares of the Company’s common stock) to employees of Sandler O’Neill, subject to the terms and conditions of the applicable award agreements to be entered into between the Company and each recipient of an award under the retention pool.

The Merger Agreement provides, among other things, that, effective upon the Closing, (i) the Company will change its name to “Piper Sandler Companies” and the Company’s wholly owned broker-dealer subsidiary, Piper Jaffray & Co., will merge with Sandler O’Neill & Partners L.P. and upon the merger change its name to “Piper Sandler & Co.”, (ii) James J. Dunne III, Senior Managing Principal of Sandler O’Neill, will be appointed to the positions of Vice Chairman of the Company and Senior Managing Principal of the Company’s financial services group and (iii) Jonathan J. Doyle, Senior Managing Principal of Sandler O’Neill, will be appointed to the Company’s board of directors and to the positions of Vice Chairman of the Company and Senior Managing Principal of the Company’s financial services group, which he will lead. In addition, pursuant to the terms of the Merger Agreement, a second, mutually agreed individual will be appointed to the Company’s board of directors in the first quarter of 2021.

The Merger Agreement contains customary representations and warranties from both the Company and Sandler O’Neill, and each party has agreed to customary covenants, including, among other things, covenants relating to (i) the conduct of business during the interim period between the execution of the Merger Agreement and the Closing, (ii) use of reasonable best efforts to obtain the necessary regulatory approvals and (iii) non-solicitation obligations of Sandler O’Neill related to alternative acquisition proposals.

The Transaction is expected to be completed in January 2020. Completion of the Transaction is subject to customary conditions, including receipt of approval from the Financial Industry Regulatory Authority and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Transaction is also subject to certain additional customary conditions, including the accuracy of the representations and warranties of the other party (generally subject to certain materiality qualifiers) and the performance in all material respects by the other party of its obligations under the Merger Agreement. In addition, the Company’s obligation to consummate Transaction is subject to Sandler O’Neill & Partners L.P.’s compliance in all material respects with applicable regulatory net capital requirements and a certain number of identified employees of Sandler O’Neill remaining employed by Sandler O’Neill at Closing.

The Merger Agreement provides certain termination rights for each of the Company and Sandler O’Neill, including in the event (i) the Transaction is not consummated on or before March 31, 2020, (ii) the regulatory approvals are denied by a final, non-appealable action, or (iii) the other party breaches a covenant or such other party’s representations and warranties cease to be true and there is a resulting failure of a closing condition that is not timely cured or is incapable of being cured.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Transaction, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Sandler O’Neill, their respective affiliates or their respective businesses.

Item 3.02. Unregistered Sales of Equity Securities.

The information reported above under Item 1.01 of this Current Report on Form 8-K regarding the Equity Consideration is incorporated herein by reference.

At the Closing, subject to the terms and conditions of the Merger Agreement, the Equity Consideration will be issued directly to certain employee equity holders who are “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933 (the “Securities Act”). The issuance of the Equity Consideration as part of the Merger Consideration will be made in reliance upon an applicable exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof or other appropriate exemptions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1                               Agreement and Plans of Merger, dated July 9, 2019, by and between Piper Jaffray Companies, SOP Holdings, LLC, Sandler O’Neill & Partners Corp., Sandler O’Neill & Partners L.P. and the other parties thereto.*

*                                         Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

Cautionary Note Regarding Forward-Looking Information
This communication contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects and growth of the Company. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the Transaction is subject to regulatory approval and other closing conditions and may not close on the expected timing or at all; (2) the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations and financial condition and our ability to realize anticipated synergies from the transaction; (3) the expected benefits of the Transaction, including the future prospects of our investment banking, fixed income, equity research, and sales and trading businesses may take longer than anticipated to achieve and may not be achieved in their entirety or at all, and will in part depend on the ability of the Company to retain and hire key personnel and maintain relationships with its clients; (4) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, the business and profitability of the Company generally and of its investment banking business specifically; (5) the Transaction increases the Company’s exposure to the financial services industry; (6) there may be potentially adverse reactions or changes to client, regulatory, business or employee relationships, including as a result of the announcement or completion of the Transaction, (7) the failure to obtain financing for the Transaction consistent with our expectations or at all could adversely impact the Company and the expected benefits of the Transaction and (8) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, and updated in our subsequent reports filed with the SEC. These reports are available at www.piperjaffray.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: July 10, 2019	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary